EXHIBIT 99.1


For Immediate Release






Contact:
Liz Kohlmyer
Communications Manager
(407) 540-2221
                                                                      NYSE: TSY



    FTC COMPLAINT AGAINST TRUSTREET PROPERTIES AND ALOHA PETROLEUM DISMISSED



ORLANDO, FL - September 7, 2005 - On Tuesday, September 6, 2005, on a motion of the Federal Trade Commission ("FTC") and with the consent of all parties, Judge Gilmor of the U.S. District Court, District of Hawaii, dismissed the FTC's complaint against Trustreet Properties, Inc. and Aloha Petroleum Ltd. without prejudice and without costs. Trustreet's position in the transaction was not materially altered through this process. Trustreet and Aloha intend to proceed with the transaction and expect it to close promptly.

About Trustreet
Trustreet   Properties,   Inc.  (pronounced  trust  -  street)  is  the  largest
self-advised restaurant real estate investment trust (REIT) in the United States. Trustreet, traded on the NYSE under the ticker symbol TSY, provides a complete range of financial, real estate and advisory services to operators of national and regional restaurant chains. For more information, visit our web site at www.trustreet.com.



The company does not disclose certain information on individual transactions. Lease rates and terms are competitive in nature and are considered proprietary information.

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